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                                                                    EXHIBIT (23)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements of Cooper Tire & Rubber Company listed below, and in the related Prospectuses, of our reports dated March 4, 2005, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company, Cooper Tire & Rubber Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cooper Tire & Rubber Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2004:


  Form S-3      No. 33-44159          $200,000,000 aggregate principal amount of the Company's Debt Securities
                No. 333-89149         Registration of securities not to exceed an initial public offering price of
                                      $1,200,000,000

  Form S-8      No. 2-58577           Thrift and Profit Sharing Plan
                No. 33-5483           1986 Incentive Stock Option Plan
                No. 33-35071          Texarkana Pre-Tax Savings Plan
                No. 33-47980          1991 Stock Option Plan for Non-Employee Directors
                No. 33-47981          Pre-Tax Savings Plan at the Findlay Plant
                No. 333-09619         1996 Stock Option Plan
                No. 333-83311         Pre-Tax Savings Plan (Clarksdale)
                No. 333-83309         1998 Employee Stock Option Plan
                                      1998 Incentive Compensation Plan
                No. 333-83589         1998 Non-Employee Directors Compensation Deferral Plan
                No. 333-84815         Thrift & Profit Sharing Plan
                No. 333-84813         Texarkana Pre-Tax Savings Plan
                No. 333-84811         Pre-Tax Savings Plan at the Findlay Plant
                No. 333-103007        2001 Incentive Compensation Plan
                No. 333-113315        Pre-Tax Savings Plan at the Auburn Plant, Pre-Tax Savings Plan (Bowling
                                      Green -- Hose), Pre-Tax Savings Plan (Bowling Green -- Sealing), Pre-Tax
                                      Savings Plan (Clarksdale), Pre-Tax Savings Plan at the El Dorado Plant, Pre-Tax
                                      Savings Plan at the Findlay Plant, Texarkana Pre-Tax Savings Plan


                                                   /s/ Ernst & Young LLP
                                                   ------------------------
                                                   ERNST & YOUNG LLP

Toledo, Ohio
March 4, 2005




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